                    AMENDMENT TO FUND PARTICIPATION AGREEMENT


         This Amendment to the Fund Participation Agreement ("Agreement") dated September 15, 1998, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), and The Lincoln National Life Insurance Company, an Indiana life insurance company (the "Company") is effective as of October 15, 1999.

                                    AMENDMENT

         For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

         1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

         2. All other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.



THE LINCOLN NATIONAL LIFE
INSURANCE COMPANY


By:
   ----------------------------

Name:
Title:


JANUS ASPEN SERIES


By:
   ----------------------------

Name:  Bonnie M. Howe
Title: Assistant Vice President



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                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS


Name of Separate Account and the              Contracts Funded
Date Established by Board of Directors        By Separate Account
--------------------------------------        -------------------
Lincoln National Variable                     Multi Fund Individual
Annuity Account C                             Variable Annuity and e Annuity
(Established June 3, 1981)

Lincoln National Variable                     GVA I, II, III
Annuity Account L                             (non-New York)

Lincoln Life Variable                         Multi Fund Group
Annuity Account Q                             Variable Annuity
                                              (non-New York)

Lincoln National Life Insurance               Director Group
Company Separate Account 34                   Variable Annuity

Lincoln Life Flexible Premium Variable        Lincoln VUL
Life Account M                                Lincoln VULDB

Lincoln Life Flexible Premium Variable        Lincoln SVUL
Account R

Lincoln Life Flexible Premium Variable        Lincoln CVUL
Life Account S

Lincoln National Variable Annuity             Multi Fund Individual
Account 53                                    Variable Annuity (non-registered)